Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Award Plan and 2013 Employee Stock Purchase Plan of OncoMed Pharmaceuticals, Inc. of our report dated March 18, 2014, with respect to the financial statements of OncoMed Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

January 26, 2015